Exhibit 99.1

civeo

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 13, 2015.

Vote by Internet

- Go to **www.envisionreports.com/CVEO**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 1, 3, 4 and 6 and ONE YEAR for Proposal 5.

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	For	Against	Abstain
1. Adoption of Merger Agreement by and among Civeo Corporation, Civeo Canadian Holdings ULC and Civeo US Merger Co	☐	☐	☐

2. Election of Directors:	For	Withhold		For	Withhold
01 - C. Ronald Blankenship	☐	☐	02 - Charles Szalkowski	☐	☐

	For	Against	Abstain		For	Against	Abstain
3. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2015	☐	☐	☐	4. Approval, on an Advisory Basis, of Executive Compensation	☐	☐	☐

	One Year	Two Years	Three Years	Abstain				
5. Recommendation, on an Advisory Basis, of the Frequency of Stockholder Votes to Approve Executive Compensation	☐	☐	☐	☐	6. Approval of Adjournment if Necessary to Solicit Additional Proxies if Insufficient Votes to Adopt the Merger Agreement	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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2015 Annual Meeting Admission Ticket

2015 Annual Meeting of Civeo Corporation Stockholders Thursday, May 14, 2015, 9:00 AM

Doubletree Houston

400 Dallas Street, Houston, Texas 77002 Upon arrival, please present this admission ticket and photo identification at the registration desk.

MAP GRAPHIC HERE

From North Houston - Take I-45 south to Dallas Street exit, downtown. At the first light, turn left. Take a right at the third traffic light, which will be Dallas Street. The hotel is immediately on the right.

From 59 North - Take Hwy 59 south toward downtown. Exit I-10 West. Take I-10 West to I-45 South, exit Dallas. Take a left at the first traffic light. Proceed to the third traffic light and take a right onto Dallas Street. The hotel is on the right hand side.

From South Houston - Take I-45 north to the Memorial Drive/Houston Ave. Exit. Take Memorial Drive exit and follow for two blocks to Smith Street. Take a right. Continue on Smith for five city blocks and turn right on Polk Street. At the second light, take a right onto West Dallas and a right on Dallas Street. The hotel is on the right.

From Southwest Houston - Take Hwy 59 north to the Louisiana/Downtown exit, follow Louisiana to Polk and turn left. Turn right on West Dallas and right on Dallas Street. The hotel is on the right.

From I-10 West - Heading eastbound on I-10 toward downtown, exit I-45 South. Exit Dallas. Take a left at the first light. Proceed to the third traffic light and turn right on Dallas Street. The hotel is immediately on the right.

From I-10 East - Traveling west on I-10, take I-45 south and exit on Dallas. Turn left at the first traffic light and turn right at the third traffic light which is Dallas Street. The hotel is on the right.

From HWY 290/Austin - Follow 290 to the 610 loop. Take 610 south to the I-10 junction. Take I-10 to I-45 south into downtown and take the Dallas Street exit. Take a left at the first traffic light and a right at the third traffic light, which is Dallas Street. The hotel is immediately on the right.

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Proxy — Civeo Corporation

Notice of 2015 Annual Meeting of Stockholders

Doubletree Houston

400 Dallas Street, Houston, Texas 77002 - May 14, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Bradley J. Dodson and Frank C. Steininger, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Civeo Corporation to be held on May 14, 2015 or at any adjournment or postponement thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 (Adoption of Merger Agreement), FOR all director nominees, FOR Item 3 (Ratification of Appointment of Ernst & Young LLP), FOR Item 4 (Approval, on an Advisory Basis, of Executive Compensation), ONE YEAR for Item 5 (Recommendation, on an Advisory Basis, of the Frequency of Stockholder Votes to Approve Executive Compensation) and FOR Item 6 (Approval of Adjournment if Necessary to Solicit Additional Proxies if Insufficient Votes to Adopt the Merger Agreement).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)